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                                                                    Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 14, 1996 included in the Liberty Bancorp, Inc. Profit Sharing, Salary Deferral and Employee Stock Ownership Plan Form 11-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



                                             /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
June 17, 1997